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                                                                EXHIBIT 10.16(c)

                         WHEELING-PITTSBURGH CORPORATION

                 STOCK TRANSFER RESTRICTION AND VOTING AGREEMENT

         This Stock Transfer Restriction and Voting Agreement (the "Agreement") is made as of this 1st day of August 2003 by and among Wheeling-Pittsburgh Corporation, a Delaware corporation (the "Company"), and WesBanco Bank, Inc., solely in its capacity as trustee (the "Trustee") under the VEBA Trust (as defined below), and is agreed to by U.S. Trust Company, N.A., in its capacity as independent fiduciary (the "Independent Fiduciary") of the Retiree Plan (as defined below) with respect to Discretionary Management (as defined below) of the Company's securities held by the VEBA Trust.

         WHEREAS, pursuant to (a) the Company's Third Amended Joint Plan of Reorganization and Third Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for Debtor's Third Amended Joint Plan of Reorganization, each dated May 19, 2003 (the "Reorganization Plan"), and (b) the 2003 Settlement Agreement among Wheeling-Pittsburgh Steel Corporation ("WPSC"), the Company and United Steelworkers of America, AFL-CIO-CLC ("USWA") entered into connection with the Reorganization Plan, the Company has agreed to contribute to the VEBA Trust 4,000,000 shares (the "Initial Shares") of the Common Stock of the Company;

         WHEREAS, as of the Effective Date (as defined in the Reorganization
Plan), the Company expects to have substantial net operating loss carryforwards (the "NOLs"), which are deemed to be material to the Company;

         WHEREAS, the Company's ability to retain or make use of the NOLs is dependent, in part, on the transfer of shares of the Company's common stock by certain significant stockholders of the Company;

         WHEREAS, it is in the mutual best interests of the Company and the VEBA Trust, as a significant stockholder of the Company, that the Company retain such NOLs to the extent possible; and

         WHEREAS, the parties hereto agree that it is in the best interests of the Company and the Retiree Plan that sales of all shares of Common Stock held by the VEBA Trust occur in an orderly manner;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

         1. DEFINITIONS. Certain capitalized terms are used in this Agreement as defined in the preamble, recitals and other sections of this Agreement. In addition, certain other capitalized terms are used in this Agreement as specifically defined in this Section 1 as follows:

         "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such first-named Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Common Stock" means the Company's Common Stock, $0.01 par value per share.
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         "Discretionary Management" shall mean the extent to which the
Independent Fiduciary is permitted to exercise authority and control over the Common Stock held by the VEBA Trust under this Agreement, under the engagement letter agreement of August 1, 2003 between the Company and the Independent Fiduciary and under the Registration Rights Agreement dated as of the date hereof among the parties hereto.

         "Disposition" means, with respect to any Shares, any sale, assignment, transfer, pledge, hypothecation, mortgage, disposition of any kind or encumbrance thereof.

         "First Restriction Period" means the two-year period commencing on the Effective Date.

         "Person" shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

         "Remaining Shares" means those Initial Shares held by the Trustee as of the first day following the last day of the First Restriction Period.

         "Retiree Plan" means the Wheeling-Pittsburgh Steel Corporation Retiree Benefits Plan.

         "Second Restriction Period" means the two-year period commencing on the day following the last day of the First Restriction Period.

         "Shares" means any shares of Common Stock of the Company held by the VEBA Trust from time to time, including without limitation the Initial Shares.

         "VEBA Trust" means the trust that is a part of the Retiree Plan.

         2. RESTRICTIONS ON TRANSFERS.

         2.1. First Restriction Period. The parties hereto agree that, during the First Restriction Period, the Trustee shall not effect or cause to occur any Disposition of any of the Initial Shares, unless at such time the Shares held by the Trustee represent fewer than five percent of the then issued and outstanding shares of Common Stock of the Company. Notwithstanding the foregoing sentence, however, the Company agrees that it may, in the exercise of its reasonable discretion, authorize the Disposition of some number of Shares during the First Restriction Period to the extent that the Company believes that such Disposition will not disrupt the orderly trading of the Common Stock or impair the Company's ability to retain or make use of the NOLs.

         2.2. Second Restriction Period. The parties hereto agree that, during the Second Restriction Period, the Trustee shall not effect or cause to occur any Disposition of more than one half of the Remaining Shares within any consecutive twelve-month period. The Trustee further agrees to use commercially reasonably efforts to cause any Disposition of Remaining Shares to occur in a manner reasonably calculated, to the extent practicable, not to disrupt the orderly trading of the Common Stock (such as, by way of example, by causing the Disposition to occur in several transactions over a period of weeks or months). Notwithstanding the foregoing sentence, however, the Company agrees that it may, in the exercise of its reasonable discretion, authorize the Disposition of a greater number of Remaining Shares during any consecutive twelve-month period during the Second Restriction Period to the extent that the Company believes that such Disposition will not disrupt the orderly trading of the Common Stock.

         2.3. Transfers to Affiliates. The Trustee shall not effect or cause to occur any Disposition of any Shares to an Affiliate of the VEBA Trust or of the Trustee unless and until such Affiliate first executes and delivers to the Company a written agreement, in form and substance reasonably satisfactory to the Company,

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pursuant to which such Affiliate agrees to become party to this Agreement and to be bound by all the terms and conditions hereof.

         2.4. Legend. Each stock certificate representing any of the Shares shall bear a legend indicating the existence of this Agreement and of the restrictions on transfer imposed hereby.

         2.5. Registration Rights Agreement. Simultaneous with the execution and delivery of this Agreement, the parties hereto are entering into a Registration Rights Agreement with respect to the Shares.

         3. VOTING AGREEMENT. Appendix F to the 2003 Settlement Agreement between WPSC, the Company and USWA prohibits the voting of up to 1,300,000 Initial Shares for the election of the Company's directors. In accordance with Appendix F, the Trustee agrees that, for so long as it holds any Initial Shares, it shall abstain from voting 1,300,000 of the Initial Shares (or such number of Initial Shares as the Trustee may then hold, if less than 1,300,000 Initial Shares) for the election of any directors of the Company. Each reference herein to a particular number of Shares shall be automatically and proportionately adjusted in the event of any stock dividend, stock split, stock combination, recapitalization, or other similar event affecting the Common Stock.

         4. GENERAL.

         4.1. Assignment. None of the parties to this Agreement shall assign or delegate any of their respective rights or obligations under this Agreement without the prior written consent of each of the other parties hereto. The parties intend that the terms of this Agreement apply to any successor to either the Trustee or the Independent Fiduciary of the VEBA Trust and agree to use their best reasonable efforts to cause any such successor to agree in writing to become a party to this Agreement.

         4.2. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

         4.3. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class, registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

         (i)      If to the Company, to:

                  Wheeling-Pittsburgh Corporation
                  1134 Market Street
                  Wheeling, WV 26003
                  Telecopier: 304-234-2261

                           Attn:    James G. Bradley
                                    President and Chief Executive Officer


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                  with a copy to:

                  Bingham McCutchen LLP
                  150 Federal Street
                  Boston, MA 02110
                  Telecopier: 617-951-8736

                           Attn:    Edward A. Saxe, Esq.
                                    Barry N. Hurwitz, Esq.

         (ii)     If to the Trustee, to:

                  WesBanco Bank, Inc.
                  One Bank Plaza
                  Wheeling, WV  26003

                           Attention: Corporate Trust

                  with a copy to:

                  Phillips, Gardill, Kaiser & Altmeyer, PLLC
                  61 Fourteenth Street
                  Wheeling, WV  26003

                           Attention: James C. Gardill, Esq.
                                      Ronald M. Musser, Esq.

         (iii)    If to the Independent Fiduciary, to:

                  U.S Trust Company, N.A.
                  600 14th Street, N.W.
                  Washington, D.C. 20005-3314
                  Telecopier: 202-783-7054

                           Attention:  Norman Goldberg,
                                       Managing Director

                  with a copy to:

                  Kilpatrick Stockton LLP
                  607 14th Street, N.W.
                  Washington, D.C. 20005-2018
                  Telecopier: 202-505-0024

                           Attention: Steven J. Sacher

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

         Any notice or other communication pursuant to this Agreement shall be deemed to have been duly

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given or made and to have become effective (i) when delivered in hand to the party to which it was directed, (ii) if sent by telex, telecopier, facsimile machine or telegraph and properly addressed in accordance with the foregoing provisions of this Section 4.3, when received by the addressee, (iii) if sent by commercial courier guaranteeing next business day delivery, on the business day following the date of delivery to such courier, or (iii) if sent by first-class mail, postage prepaid, and properly addressed in accordance with the foregoing provisions of this Section 4.3, (A) when received by the addressee, or (B) on the third business day following the day of dispatch thereof, whichever of (A) or (B) shall be the earlier.

         4.4. Amendments and Waivers. Any provision of this Agreement may be amended, modified or terminated, and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retrospectively or prospectively), with, but only with, the written consent of each of the other parties hereto.

         4.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         4.6. No Waiver of Future Breach. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof. No assent, express or implied, by any party hereto to any breach of or default in any agreement or condition herein contained on the part of any other party hereto shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other agreement or condition hereof by such other party.

         4.7. No Implied Rights or Remedies; Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement and there are no intended third party beneficiaries under or by reason of this Agreement.

         4.8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         4.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding choice of law rules thereof.

         4.10. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


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         IN WITNESS WHEREOF, this Stock Restriction and Voting Agreement has been executed under seal by the parties hereto as of the day and year first above written.

                 WHEELING-PITTSBURGH CORPORATION


                 By:           /s/ John W. Testa
                     ----------------------------------------------------------
                        Name: John W. Testa
                        Title:Vice President, Secretary and Treasurer

                 WESBANCO BANK, INC.,
                 solely in its capacity as Trustee under the VEBA Trust and not individually

                 By:          /s/ Rhonda J. Revels
                     ----------------------------------------------------------
                      Name:   Rhonda J. Revels
                      Title:  Senior Trust Officer

ASSENT AND ACKNOWLEDGEMENT

The undersigned, by assenting to and acknowledging this Agreement, agrees not to direct or otherwise cause the Trustee to take any action in violation of the terms of this Agreement:

U.S. TRUSTCOMPANY, N.A.,
in its capacity as independent fiduciary of the Retiree Plan in respect of discretionary actions concerning any of the Company's securities held by the VEBA Trust

By:     /s/ Norman P. Goldberg
    -------------------------------------------------
     Name: Norman P. Goldberg
     Title:Managing Director